UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 20, 2023

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Sempra Energy Common Stock, without par value	SRE	New York Stock Exchange

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
Final Investment Decision
On March 20, 2023, certain subsidiaries of Sempra Infrastructure Partners, LP (“SIP”), a 70%-owned subsidiary of Sempra Energy, doing business and referred to as Sempra, approved a positive final investment decision (“Final Investment Decision”) with respect to the development, construction and operation of large-scale natural gas liquefaction, production and export facilities near Port Arthur in Jefferson County, Texas, which facilities are expected to include two liquefied natural gas (“LNG”) trains, two LNG storage tanks, a marine berth and jetty, storage and delivery facilities, gas receipt facilities, cryogenic pipelines and related utilities and infrastructure necessary to provide natural gas liquefaction services (as expanded, supplemented or modified from time to time, the “Project Facilities”). The commercial operations dates for the first and second trains of the Project Facilities are expected to occur in 2027 and 2028, respectively. The total estimated capital expenditures for the Project Facilities are approximately $13.0 billion.
Port Arthur LNG, LLC (“PALNG”), an indirect subsidiary of Sempra, and its direct wholly owned subsidiary PALNG Common Facilities Company (“CFCo”), will own the Project Facilities. PALNG has entered into definitive LNG Sale and Purchase Agreements providing for approximately 10.525 million tonnes per annum of LNG offtake from the Project Facilities with (i) ConocoPhillips Marketing & Trading International LLC, a subsidiary of ConocoPhillips Company, INEOS Energy Trading Ltd., a subsidiary of INEOS Ltd., and Polski Koncern Naftowy Orlen S.A. (formerly Polish Oil & Gas Company), each with a term of 20 years, and (ii) RWE Supply & Trading GmbH, a subsidiary of RWE AG, and ENGIE S.A., each with a term of 15 years. These agreements became effective upon the Final Investment Decision.
PALNG and CFCo each operate as legal entities separate and distinct from Sempra and its other affiliates, and with capital structures independent from Sempra and its other affiliates.
In connection with the Final Investment Decision and the ongoing development, construction and operation of the Project Facilities, Sempra, PALNG and their respective subsidiaries entered into the following agreements and took the following actions, the descriptions of which are summaries and do not purport to be complete:
ConocoPhillips Equity Sale
ConocoPhillips Equity Purchase and Sale Agreement
On March 20, 2023, Sempra PALNG Holdings, LLC (“SIP PALNG Member”), an indirect subsidiary of Sempra and an indirect parent of PALNG, closed the sale of 30% of the aggregate issued and outstanding membership interests in its direct subsidiary and PALNG’s direct parent Port Arthur Liquefaction Holdings, LLC (“PALNG Holdings”) to ConocoPhillips Port Arthur LNG LLC (“ConocoPhillips PALNG Member”) pursuant to an Equity Purchase and Sale Agreement, dated November 22, 2022 (the “ConocoPhillips EPSA”), between SIP PALNG Member and ConocoPhillips PALNG Member (the “ConocoPhillips Sale”), for aggregate cash consideration of approximately $265 million, subject to customary post-closing adjustments. Thereafter, ConocoPhillips PALNG Member will fund its pro rata equity share of Project Facilities costs that are incurred after the closing as described below.
Pursuant to the ConocoPhillips EPSA, the parties made customary representations and warranties which survive the closing of the ConocoPhillips Sale for a period of 12 months, except for certain fundamental and tax representations and warranties that survive the closing for longer periods, and SIP PALNG Member and ConocoPhillips PALNG Member have agreed to indemnify the other party for any damages incurred by the other party or its affiliates arising out of any breach or inaccuracy of such party’s representations and warranties or a breach of such party’s agreements or covenants under the ConocoPhillips EPSA, subject to customary thresholds and caps.
PALNG Holdings Limited Liability Company Agreement
In connection with the closing of the ConocoPhillips Sale, the limited liability company agreement of PALNG Holdings was amended and restated (the “PALNG Holdings LLCA”) to include ConocoPhillips PALNG Member as a member of such company and to set forth certain governance and other agreements between the members of PALNG Holdings with respect to the funding of PALNG and the Project Facilities. Pursuant to the PALNG Holdings LLCA, PALNG Holdings will generally be managed by a board of managers, initially constituting three representatives appointed by SIP PALNG Member and two representatives appointed by the ConocoPhillips PALNG Member.
Equity Contribution Obligations
Each member of PALNG Holdings has made certain customary capital contribution commitments pursuant to the PALNG Holdings LLCA to fund their respective pro rata equity share of the total anticipated capital calls for the equity portion of the anticipated development costs of the Project Facilities. In addition, in accordance with the terms of the PALNG Holdings LLCA, both ConocoPhillips Company and SIP provided guarantees to PALNG Holdings in respect of their respective subsidiary’s (i.e., the applicable member of PALNG Holdings) commitment to make its pro rata equity share of capital contributions to fund 110% of the development budget of the Project Facilities, in an aggregate amount of up to $9.0 billion. SIP’s guarantee covers 70% of this amount plus enforcement costs of its guarantee. The obligation under these guarantees will be reduced as the applicable PALNG Holdings member funds the capital calls for its pro rata equity share of such development costs.
Investor Equity Sale
Investor Equity Purchase and Sale Agreement
On March 20, 2023, Sempra LNG Holding, LP (“SIP PALNG Holdings Member”), a wholly owned subsidiary of SIP and the direct parent of SIP PALNG Member, entered into an Equity Purchase and Sale Agreement (the “Investor EPSA”) for the sale to KKR Denali Holdco LLC, a wholly owned affiliate of Kohlberg Kravis Roberts & Co. L.P. (“Investor”) of a minimum of 35.7% and, at the election of Investor, up to 69.5%, of the aggregate issued and outstanding membership interests in SIP PALNG Member (which is equivalent to an indirect interest of a minimum of 25% and up to 48.7% in the Project Facilities) for aggregate cash consideration in the amount of Investor’s pro rata equity share of approximately $180 million (which equates to a minimum of $64 million for a 35.7% interest, and if Investor elects to purchase the full 69.5% interest, up to $125 million) plus Investor’s pro rata equity share of development costs incurred prior to the closing that exceed $439 million, subject to customary post-closing adjustments (the “Investor Sale”).
Pursuant to the Investor EPSA, the parties have made customary representations and warranties and agreed to customary covenants that apply between the date the Investor EPSA was executed and the closing of the Investor Sale, including, among others, covenants by the SIP PALNG Holdings Member to conduct its business and the business of its subsidiaries in the ordinary course. The representations and warranties do not survive the closing of the Investor Sale.
The consummation of the Investor Sale is subject to regulatory approvals and other customary closing conditions. Upon consummation, SIP would hold an indirect interest in the Project Facilities of between 21.4% and 45%, depending on the amount of Investor’s investment at closing. If the closing conditions are satisfied and Investor fails to complete the closing, then Investor must pay a termination fee of $130 million.
SIP PALNG Member Limited Liability Company Agreement
In connection with the closing of the Investor Sale, the limited liability company agreement of SIP PALNG Member will be amended and restated (the “SIP PALNG Member LLCA”) to include Investor as a member of such company and to set forth certain governance and other agreements between the members of SIP PALNG Member with respect to the funding of PALNG and the Project Facilities. Pursuant to the SIP PALNG Member LLCA, (i) SIP PALNG Holdings Member (a) will be the managing member; (b) will exclusively hold the right to make decisions with respect to certain expansions, such as a potential second phase of the project currently contemplated to be capable of producing a similar amount of LNG as the Project Facilities; (c) will have certain rights to preferential distributions from specified revenues and expansion true-up payments; and, (d) through a parent entity that is a subsidiary of Sempra, will bear a disproportionately higher allocation of certain capital contribution commitments in certain budgetary overrun scenarios, and (ii) Investor will receive certain investor protection voting rights. Each member also makes capital contribution commitments pursuant to the SIP PALNG Member LLCA to fund their respective equity share of the equity funding amount of anticipated development costs of the Project Facilities, except in certain budget overrun scenarios discussed above.
Facility Agreements, Common Terms Agreement and Related Finance Documents
On March 20, 2023, in connection with the debt financing incurred to fund the development costs of the Project Facilities (which is anticipated to be refinanced at or prior to commencement of commercial operations of the Project Facilities):
(i) PALNG entered into (A) an Initial Term Loan Facility Agreement (the “Initial Term Loan Facility Agreement”) with various commercial banks and other financial institutions, as lenders, and Mizuho Bank, Ltd., as Initial Term Loan Facility Agent, for an aggregate principal amount of approximately $6.8 billion; (B) an Initial Working Capital Facility Agreement (the “Initial Working Capital Facility Agreement”) with various commercial banks and other financial institutions, as lenders, and Mizuho Bank, Ltd., as Initial Working Capital Facility Agent, for an aggregate principal amount of approximately $200 million; (C) a Common Terms Agreement (the “Common Terms Agreement”) with Mizuho Bank, Ltd., as Initial Term Loan Facility Agent and Initial Working Capital Facility Agent, on behalf of itself and the initial term loan lenders and working capital lenders, respectively, and as Intercreditor Agent, setting forth certain common terms applicable to the Initial Term Loan Facility Agreement and Initial Working Capital Agreement; and (D) related finance documents, interest-rate hedging agreements and security documents;

(ii) CFCo entered into a Common Facilities Security and Non-Disturbance Agreement (the “CF Security and Non-Disturbance Agreement”) with Royal Bank of Canada, as the Common Facilities Collateral Agent, and PALNG, as the initial LNG train owner that expects to construct and utilize the common facilities, to secure CFCo’s performance of its obligations under a common facilities agreement and related obligations to PALNG and any future LNG train owner that expects to construct and utilize the common facilities; and
(iii) each of ConocoPhillips Company and SIP entered into an equity contribution letter for the benefit of PALNG (each, an “Equity Contribution Letter”) for their respective subsidiary’s (i.e., the applicable member of PALNG Holdings) equity share of the equity funding amount of anticipated development costs of the Project Facilities in excess of an upfront equity funding amount of $4.7 billion that is required to have been contributed to PALNG for development costs as a condition to the initial advance of term loans under the Initial Term Loan Facility Agreement (other than advances for fees, interest, expenses and certain other specified costs). The Equity Contribution Letters collectively provide commitments for approximately $2.8 billion in equity funding from ConocoPhillips Company and SIP, which equity funding can be called upon by PALNG to fund project costs, or, upon the taking of an enforcement action under the terms of PALNG’s finance documents, to pay its senior debt obligations. SIP’s Equity Contribution Letter covers 70% of this equity funding amount. Amounts funded under these Equity Contribution Letters are duplicative of, and reduce the outstanding commitment amounts under the equity contribution guarantees provided by ConocoPhillips Company and SIP as described under “ConocoPhillips Equity Sale—Equity Contribution Obligations” above.
The terms of, and security arrangements related to, the Initial Term Loan Facility Agreement, the Initial Working Capital Facility Agreement, the Common Terms Agreement and the CF Security and Non-Disturbance Agreement are further described below under Item 2.03.
Final Notice to Proceed under the EPC Contract
On March 20, 2023, PALNG issued a final notice to proceed under the second amended and restated Engineering, Procurement and Construction Contract (as amended, the “EPC Contract”) with Bechtel Energy Inc. (formerly known as Bechtel Oil, Gas and Chemicals, Inc.) (“Bechtel”, and such notice, the “FNTP Notice”). The terms of the EPC Contract are described in Sempra’s Current Report on Form 8-K filed on October 20, 2022, and a copy of the EPC Contract has been filed as Exhibit 10.1 to Sempra’s Annual Report on Form 10-K filed on February 28, 2023 (the “Annual Report”).
The EPC Contract was amended on March 1, 2023 (“Amendment No. 1”) to (i) provide for a limited notice to proceed whereby Sempra advanced funding to Bechtel of a portion of the EPC Contract price so that Bechtel could continue procurement and construction activities prior to issuance of the FNTP Notice and (ii) make certain other technical and administrative changes. The advanced funding provided by the amendment does not increase the total contract price. Amendment No. 1 is filed as Exhibit 10.1 to this report and this summary description is qualified by the full text of such amendment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in the “Introductory Note” under “ConocoPhillips Equity Sale—Equity Contribution Obligations” and “Facility Agreements, Common Terms Agreement and Related Finance Documents” is hereby incorporated by reference herein.
Facility Agreements, Common Terms Agreement and Related Finance Documents
Interest and Fees
Loans made pursuant to the Initial Term Loan Facility Agreement and Initial Working Capital Facility Agreement will bear interest at a variable rate per annum equal to Term Secured Overnight Financing Rate (“SOFR”) for the applicable interest period or a base rate, plus the applicable margin. The applicable margin for Term SOFR or base rate loans prior to completion of the Project Facilities (which occurs upon the satisfaction or waiver of a series of customary operational, technical, environmental and social and other tests and conditions that generally would not be fully met until after the commercial operations date) is 2.00% and on completion of the Project Facilities and thereafter is 2.25%. Under the terms of the finance documents, movements in interest rates are required to be hedged or the loans must have fixed interest rates for a minimum of 60% of the projected amount of term loans outstanding based on the actual and notional maturity of the term loans.
PALNG is required to pay certain upfront fees to the agents and lenders under the Initial Term Loan Facility Agreement and Initial Working Capital Facility Agreement, together with additional transaction fees and expenses, in the aggregate amount of approximately $200 million. The Initial Term Loan Facility Agreement and Initial Working Capital Facility Agreement each provide for commitment fees calculated at a rate per annum equal to 30% of the applicable margin for Term SOFR loans, multiplied by the outstanding debt commitments. Certain administrative fees must also be paid to the agents under the finance documents.
Repayments
The loans made pursuant to the Initial Term Loan Facility Agreement and Initial Working Capital Facility Agreement will mature on March 20, 2030. The principal amount of loans made pursuant to Initial Term Loan Facility Agreement must be repaid in quarterly installments, commencing on the earlier of (i) the first quarterly payment date occurring more than three calendar months following completion of the Project Facilities and (ii) April 20, 2029. The scheduled amortization will be based on a 20-year sculpted amortization profile, commencing the first full quarter after the completion of the Project Facilities and designed to achieve a minimum projected fixed debt service coverage ratio of 1.40:1.00.
The Common Terms Agreement provides for mandatory repayments of loans made pursuant to the Initial Term Loan Facility Agreement under certain circumstances, including mandatory repayments (i) with the proceeds of certain insurance payments and condemnation awards, (ii) upon receipt of certain performance liquidated damages, (iii) as a result of a termination of an LNG sale and purchase agreement if the coverage ratios fall below a specified threshold (and after repayment of all other senior debt), (iv) upon the occurrence of a change of control (if required by lenders accepting an offer to prepay), (v) upon receipt of certain proceeds from the sale of project property and (vi) in the case of certain failures to meet restricted payments conditions.
Representations and Covenants
The Common Terms Agreement, CF Security and Non-Disturbance Agreement and related finance documents include representations and affirmative and negative covenants applicable to PALNG and CFCo which are customary for project finance facilities and companies of this type and with lenders of the type participating in the financing, including, among others, conditions to the making of restricted payments, including dividends (which are subject to, among other conditions, completion of the Project Facilities or confirmation that sufficient funds are available to complete the Project Facilities, funding of a debt service reserve account equal to six months of debt service and achieving a historical and fixed projected debt service coverage ratio (for 12 months prior to or after the relevant calculation) of at least 1.20:1.00), and a requirement to maintain a historical debt service coverage ratio of 1.10:1.00.
Additional Indebtedness
The Common Terms Agreement permits PALNG to incur additional senior secured or unsecured indebtedness consisting of additional working capital debt, replacement senior debt and supplemental senior debt so long as, among other requirements, there is no event or default or unmatured event of default. The incurrence of replacement senior debt and supplemental senior debt also requires delivery of an updated base case forecast demonstrating a fixed projected debt service coverage ratio of not less than 1.40:1.00 (or, in the case of replacement senior debt, the fixed projected debt service coverage ratio shown in pro forma base case forecast prepared for such purpose). PALNG may incur internal expansion senior debt for the development of additional trains, LNG storage tanks, pipelines and related facilities with the consent of all lenders, if incurred prior to completion of the Project Facilities, or a supermajority of lenders, if incurred after completion of the Project Facilities.
Events of Default
The Common Terms Agreement includes customary events of default applicable to PALNG including, among others, failure to achieve completion of the Project Facilities within required timeframes (including meeting certain operational performance tests), cross acceleration of indebtedness in excess of $125 million, and failure by SIP or ConocoPhillips Company (or any successor sponsor thereof) to contribute equity as required under their respective Equity Contribution Letters. In the case of an event of default, the lenders may terminate the Initial Term Loan Facility Agreement and/or Initial Working Capital Facility Agreement, as applicable, and declare the amounts outstanding (including accrued interest and unpaid fees) payable immediately. For events of default relating to insolvency or bankruptcy of PALNG, the commitments are automatically terminated and the amounts outstanding automatically become payable immediately.
Collateral
The pari passu secured obligations under the related finance documents are secured by a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of PALNG, including the equity interests in, and real property interests of, PALNG. Modifications of the finance documents and the exercise of rights and remedies of the secured creditors, including enforcement of the liens securing the term loans, working capital loans and the other pari passu secured indebtedness permitted under the facilities are subject to customary intercreditor arrangements.
Likewise, CFCo’s obligations to pay, perform or otherwise comply with its obligations under a common facilities agreement and related obligations to PALNG and any future LNG train owner that expects to construct and utilize the common facilities in accordance with the terms of the CF Security and Non-Disturbance Agreement are secured by a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of CFCo, including the equity interests in, and real property interests of, CFCo. Any future external expansion company would also be required to pledge its equity interests in CFCo to secure such obligations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1*
Amendment No. 1, dated as of March 1, 2023, to the Second Amended and Restated Engineering, Procurement and Construction Contract, between Port Arthur LNG, LLC, PALNG Common Facilities Company, LLC (but only for the limited purposes set forth therein), and Bechtel Energy Inc. (F/K/A Bechtel Oil, Gas and Chemicals, Inc.).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
* Portions of the exhibit have been omitted in accordance with applicable rules of the U.S. Securities and Exchange Commission.

Certain Risks Related to the Project Facilities
Success in construction and operation of the Project Facilities is subject to numerous risks and uncertainties, including maintaining permits and regulatory approvals; construction delays and cost overruns; finalizing equity financing arrangements, including closing the sale of an equity interest in the project to Investor as described herein and the ability to fund equity commitment obligations, including on a disproportionately higher basis; and other factors associated with the project and its construction, such as those described under “Part I – Item 1A. Risk Factors” in the Annual Report.
The occurrence of any of these factors could result in additional costs, otherwise negatively affect the completion of the Project Facilities and force the impairment or write-off of amounts invested in the Project Facilities. If the Project Facilities are not completed, if delays are experienced, or if construction, financing or other project costs exceed estimated budgets and additional capital contributions are required, Sempra may never recover or receive an adequate or any return on its investment and other resources expended on the Project Facilities and its results of operations, financial condition, cash flows and/or prospects could be materially adversely affected.
Forward-Looking Statements
This report contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.
In this report, forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “designed,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.
Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to: California wildfires, including that we may be found liable for damages regardless of fault and that we may not be able to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof; decisions, investigations, inquiries, regulations, issuances or revocations of permits or other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission (CPUC), Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other governmental and regulatory bodies and (ii) the U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries in which we do business; the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent or approval of partners or other third parties, including governmental and regulatory bodies; litigation, arbitrations, property disputes and other proceedings, and changes to laws and regulations, including those related to the energy industry in Mexico; cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third-parties with which we conduct business, including the energy grid or other energy infrastructure, all of which have become more pronounced due to recent geopolitical events, such as the war in Ukraine; our ability to borrow money on favorable terms and meet our debt service obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook or (ii) rising interest rates and inflation; failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments; the impact on affordability of San Diego Gas & Electric Company’s (SDG&E) and Southern California Gas Company’s (SoCalGas) customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to current and future customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of the clean energy transition in California, (iii) with respect to SDG&E’s business, departing retail load resulting from additional customers transferring to Community Choice Aggregation and Direct Access, and (iv) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates; the impact of climate and sustainability policies, laws, rules, disclosures, and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies and the risk of nonrecovery for stranded assets; our ability to incorporate new technologies into our businesses, including those designed to support governmental and private party energy and climate goals; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials, cause fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms, may be disputed or not covered by insurers, or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those that have been imposed and that may be imposed in the future in connection with the war in Ukraine, which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and other uncertainties, some of which are difficult to predict and beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.
Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: March 20, 2023	By: /s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer